S.CONT

Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Evans Bancorp, Inc. 14-16 North Main Street Angola, New York 14006	Contact: Mark DeBacker, Treasurer Phone: (716) 926-2000 Fax: (716) 926-2005

FIRST QUARTER 2005 NET INCOME UP 8.0 PERCENT AT EVANS BANCORP
NON-INTEREST INCOME INCREASED 30 PERCENT REFLECTING INSURANCE GROWTH

Angola, N.Y.-April 18, 2005-Evans Bancorp, Inc. (Nasdaq: EVBN)
today reported strong revenue and earning asset growth for the quarter ended March 31, 2005. Evans Bancorp, Inc. is the holding company for Evans National Bank, a commercial bank with 10 Western New York branches, and approximately $457.5 million in assets. It is also the holding company for Evans National Financial Services, Inc., whose subsidiary, ENB Insurance Agency, Inc., has 12 office locations in Erie, Niagara, Cattaraugus and Chautauqua counties.

First Quarter Performance Highlights:

•	Total deposits increased by 18.3 percent, or 55.1 million, from December 31, 2004 Insurance service and fees increased by 49.8 percent, or $0.7 million, in comparison to the prior year quarter

•	Net interest income grew by 12.2 percent, or $0.4 million, in comparison to the prior year quarter

•	Average e

arning assets grew by 22.5 percent, or $72.1 million, in comparison to the prior year quarter Our 10th branch location was opened in North Buffalo, in January

•	Net income grew by 8.0 percent, or $94 thousand, over first quarter 2004

“Our solid first quarter 2005 results reflect our ongoing strategy of market expansion and revenue diversification,” said President and CEO, James Tilley. “During the quarter, we fully integrated our new equipment leasing subsidiary, Evans National Leasing, into our banking division. In January, we opened our highly anticipated 10th branch location, introducing our strong retail banking brand to the North Buffalo and Kenmore markets. And, our 1st quarter results were positively affected by the significant increase in insurance service and fees at ENB Insurance Agency, related to our October 2004 acquisition of Ulrich & Company.”

On February 16, the Company announced that the Board of Directors has declared a semi-annual cash dividend of $0.33 per share, a 1.9% increase over the $0.324 per share dividend paid in October 2004, and adjusted for the five percent stock dividend paid in December 2004.

Net Income

Net income was $1.3 million, or $0.49 per diluted share, for the quarter ended March 31, 2005 as compared to $1.2 million, or $0.45 per diluted share, for the quarter ended March 31, 2004.

All March 31, 2004 share and per share data included in this press release have been adjusted for the five percent stock dividend paid in December 2004.

Financial Position

Total assets at March 31, 2005 were $457.5 million, an increase of $28.4 million, or 6.6 percent, in comparison to year end 2004.

Our securities portfolio increased by $7.7 million , or 4.5 percent during the first quarter reflecting strong growth in deposits and our near-term strategy of quickly and effectively leveraging our available capital.

Muni-vest balances increased approximately $30.5 million, or 75.8 percent during the first quarter due to the normal inflow of municipal tax receipts, which occurs early in the calendar year. Muni-vest balances totaled approximately $70.7 million at March 31, 2005 as compared to $40.2 million at December 31, 2004. Our Muni-vest account is considered a regular savings product, and, as such, is included in this category in our consolidated balance sheets.

Non-performing loans as a percentage of total loans outstanding were 0.99 percent at March 31, 2005 as compared to 0.82 percent at December 31, 2004. Net recoveries totaled $29 thousand in the first quarter 2005, as compared to net charge-offs of $206 thousand in the fourth quarter 2004. The allowance for loan losses totaled $3.2 million, or 1.41 percent of gross loans outstanding, at March 31, 2005, as compared to $3.0 million or 1.36 percent of gross loans outstanding at December 31, 2004, and $2.7 million or 1.42 percent of gross loans outstanding at March 31, 2004.

At March 31, 2005, total net loans were $222.7 million, or 48.7 percent of total assets compared with $217.6 million, or 50.7 percent of total assets at December 31, 2004. The decrease in total net loans as a percentage of total assets is due to the significant influx of municipal deposits during the first quarter, which are invested into the investment securities portfolio for an immediate return, increasing our securities portfolio as a percentage of total assets. During the first quarter, total gross loans increased by $5.3 million, to $225.9 million at March 31, 2005, an increase of 2.4 percent from December 31, 2004.

Operational Results

Net interest income for the first quarter 2005 was $3.4 million and represented a $0.4 million increase from first quarter 2004, primarily as a result of growth in interest-earning assets and the acquisition of M&C Leasing on December 31, 2004. The net interest margin for the first quarter 2005 was 3.42 percent as compared to 3.74 percent for the first quarter 2004, primarily due to an increase in the Bank’s cost of interest-bearing liabilities, from 1.58 percent in 2004 to 2.13 percent in 2005. Muni-vest, time deposits, and interest on junior subordinated debentures issued were the primary drivers of this increase in the cost of funds.

Non-interest income was $3.0 million for the first quarter 2005, an increase of $0.7 million, or 30.0 percent, over fourth quarter 2004. This increase was primarily as a result of an increase in insurance fee revenue of $0.7 million, or 49.8 percent over the prior year quarter. The increased insurance fee revenue in the quarter was primarily the result of ENB Insurance Agency’s acquisition of Ulrich & Company on October 1, 2004.

Non-interest expense was $4.5 million for the first quarter of 2005, an increase of $0.9 million, or 23.4 percent, over the first quarter 2004. A component of the increase was an additional $0.4 million in salary and employee benefit expense related to Company growth and merit pay increases awarded in early 2005, as well as an increase in the number of employees related to the acquisitions of Ulrich & Company and M&C Leasing in the fourth quarter of 2004. Occupancy expense increased $0.1 million over the first quarter 2004 primarily due to Company growth, including the new insurance agency location in Lockport, New York and the Bank’s move to new administrative offices in Hamburg, New York. Additionally, professional services, advertising, public relations, and other expenses increased by an aggregate of $0.4 million over first quarter 2004.

“Our primary operational objective remains driving top-and bottom-line growth across our organization, resulting in increased returns to our shareholders,” Tilley said. “Our strong start in the first quarter of 2005 indicates that we are continuing to make progress at building value into Evans Bancorp. The decision to increase our cash dividend, and the stock dividend which was issued in December 2004, are examples of the Board’s intention to return value to our investors whenever possible.”

* * * * *

Attached are Financial Highlights and Unaudited Consolidated Balance Sheets, Statements of Income, and Condensed Consolidated Average Balance Sheets and Annualized Rates for Evans Bancorp, Inc. for the quarter ended March 31, 2005.

A conference call will be held with Company management at 11:00 a.m. (ET) on Wednesday April 20, 2005 to discuss our results for the first quarter 2005 at 1-866-800-8651 (request Evans Bancorp Conference Call – passcode 29975444). An audio recording will be available beginning one hour after the call through April 27, 2005 at 12:00 p.m., and may be accessed at 1-888-286-8010, passcode 46961882. The call will also be simultaneously broadcast live over the Internet through a link located at the following location: http://www.evansbancorp.com/investRel_conf.cfm and will be archived at the same location, accessible for one year following the call. There is no charge to access either event.

Evans Bancorp, Inc. is a financial holding company and is the parent of Evans National Bank, a commercial bank with 10 branches located in Western New York, which had approximately $457.5 million in assets and approximately $357.1 million in deposits at March 31, 2005. Evans National Bank’s wholly-owned subsidiaries include Evans National Leasing, Inc., a general business equipment leasing company, and ENB Associates, Inc., which provides non-deposit investment products. ENB Insurance Agency, Inc., a retail property and casualty insurance agency with 12 offices in Erie, Niagara, Cattaraugus and Chautauqua counties of Western New York, is an indirect, wholly-owned subsidiary of Evans Bancorp Inc. Evans Bancorp, Inc. common stock is listed on the Nasdaq National Market under the symbol EVBN.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenues and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, among others, the following: (1) competitive pressures among financial services companies; (2) general economic conditions; (3) changes in legislation or regulatory requirements; (4) difficulties in achieving operating efficiencies; and (5) difficulties in integrating acquired companies’ businesses. Additional information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

EVANS BANCORP, INC. AND SUBSIDIARIES
UNAUDITED FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,
	2005	2004	Change
	(In thousands except share and per share amounts)
Performance
Net Income	$1,262	$1,168	8.0%
Per Common Share:
Basic Earnings*	$0.49	$0.45	8.9%
Diluted Earnings*	$0.49	$0.45	8.9%
Common shares outstanding
Average-diluted*	2,593,937	2,600,551	(0.3)%
Period end-basic*	2,589,903	2,594,368	(0.2)%
Return on (annualized)
Average total assets	1.14%	1.33%
Average stockholders’ equity	14.17%	13.54%
Net interest income	$3,362	$2,997	12.2%
Yield on average earning assets	5.30%	5.02%
Cost of interest-bearing liabilities	2.13%	1.58%
Net interest spread	3.17%	3.44%
Contribution of interest-free funds	0.25%	0.30%
Net interest margin	3.42%	3.74%
Net charge-offs to average total
loans (annualized)	(0.0)%	(0.1)%
Loan quality
Non-accrual loans	$1,628	$175
Accruing loans past due 90 days or more	$605	$30

Total non-performing loans	$2,223	$205
Non-performing loans to total loans	0.99%	0.11%
Allowance for loan losses to total loans	1.41%	1.42%

*All March 31, 2004 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004

EVANS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
March 31, 2005 and December 31, 2004
(Unaudited)
	March 31,	December 31,
	2005	2004
	(In thousands except share and
	per share amounts)
ASSETS
Cash and due from banks	$13,347	$8,124
		984
Interest bearing accounts in other banks	0	984
Federal funds sold	8,875	0
Securities:
Available-for-sale, at fair value	174,538	166,817
Held-to-maturity, at amortized cost	3,025	3,062
Loans, net	222,725	217,599
Properties and equipment, net	8,303	7,747
Goodwill	9,498	9,219
Intangible assets	3,043	3,170
Bank-owned life insurance	8,047	7,943
Other assets	6,075	4,377

TOTAL ASSETS	$457,476	$429,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Demand	$57,845	$54,013
NOW accounts	13,104	11,650
Regular savings	165,536	141,775
Time deposits	120,565	94,490

Total deposits	357,050	301,928
Other borrowed funds	40,909	68,034
Junior subordinated debentures	11,330	11,330
Securities sold under agreements to repurchase	6,926	7,306
Dividend payable	856	0
Other liabilities	6,008	4,970

Total liabilities	423,079	393,568

STOCKHOLDERS’ EQUITY
Common stock, $.50 par value; 10,000,000 shares authorized;
2,615,123 and 2,615,123 shares issued, respectively, and
2,589,903 and 2,592,423 shares outstanding, respectively	1,307	1,307
Capital surplus	23,406	23,361
Retained earnings	11,213	10,808
Accumulated other comprehensive income (loss), net of tax	(903)	563
Less: Treasury stock, at cost (25,220 and 22,700 shares, respectively)	(626)	(565)

Total stockholders' equity	34,397	35,474

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$457,476	$429,042

*

All March 31, 2004 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004

	EVANS BANCORP, INC. AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
	Three Months ended March 31, 2005 and 2004 (Unaudited)
		Three Months Ended
		March 31,
		2005	2004
		(In thousands except share
INTEREST INCOME		and per share amounts)
	Loans	$3,528	$2,771
	Federal funds sold & interest on deposits in other banks	36	20
	Securities:
	Taxable	1,145	678
	Non-taxable	490	554

	Total interest income	5,199	4,023
INTEREST EXPENSE
	Interest on deposits	1,250	846
	Interest on borrowings	444	180
	Junior subordinated debentures	143	0

	Total interest expense	1,837	1,026
NET INTEREST INCOME		3,362	2,997
PROVISION FOR LOAN LOSSES		151	136

NET INTEREST INCOME AFTER
	PROVISION FOR LOAN LOSSES	3,211	2,861
NON-INTEREST INCOME:
	Service charges	488	430
	Insurance service and fees	2,027	1,389
	Net gain on sales of securities	93	143
	Premium on loans sold	9	5
	Bank owned life insurance	103	101
	Other	308	262

	Total non-interest income	3,028	2,330
NON-INTEREST EXPENSE:
	Salaries and employee benefits	2,367	1,979
	Occupancy	508	410
	Supplies	105	87
	Repairs and maintenance	148	102
	Advertising and public relations	161	84
	Professional services	289	176
	Other	907	797

	Total non-interest expense	4,485	3,635

	Income before income taxes	1,754	1,556
INCOME TAXES		492	388

NET INCOME		$1,262	$1,168

Net income per common share-basic*		$0.49	$0.45

Net income per common share-diluted*		$0.49	$0.45

Weighted average number of common shares*		2,591,029	2,599,353

Weighted average number of diluted shares*		2,593,937	2,600,551

*All March 31, 2004 share and per share data have been adjusted to reflect the five percent stock dividend paid on December 30, 2004

	Evans Bancorp, Inc.
Condensed Consolidated Average Balance Sheet and Annualized Rates (Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	Average	Interest		Average	Interest
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(in thousands)			(in thousands)
ASSETS
Interest-earning assets:
Loans, net	$217,162	$3,528	6.50%	$185,900	$2,771	5.96%
Taxable investments	122,731	1,145	3.73%	73,584	678	3.68%
Tax-exempt investments	45,252	490	4.33%	51,417	554	4.31%
Time deposits-other bank	872	3	1.54%	185	1	1.69%
Federal funds sold	6,726	33	1.92%	9,597	19	0.82%

Total interest-earning assets	392,743	$5,199	5.30%	320,683	$4,023	5.02%

Non-interest earning assets
Cash and due from banks	17,289			9,851
Premises and equipment, net	8,030			6,140
Other assets	24,958			14,613

Total Assets	$443,020			$351,287

LIABILITIES & STOCKHOLDERS’
EQUITY
Interest-bearing liabilities
Now accounts	$11,556	$6	0.19%	$11,069	$6	0.20%
Savings deposits	100,287	219	0.87%	78,097	87	0.45%
Muni-Vest savings	50,201	286	2.28%	40,685	141	1.38%
Time deposits	106,170	739	2.78%	100,266	612	2.44%
Fed funds purchased	6,089	41	2.67%	4,082	11	1.04%
Securities sold u/a to
repurchase	7,335	14	0.78%	7,789	17	0.86%
FHLB advances	51,817	385	2.98%	17,773	147	3.32%
Junior subordinated
debentures	11,330	143	5.04%	—	—	0.00%
Notes payable	560	4	2.96%	787	5	2.62%

Total interest-bearing liabilities	345,345	$1,837	2.13%	260,548	$1,026	1.58%

Non-interest bearing liabilities
Demand deposits	56,589			52,083
Other	5,452			4,142

Total liabilities	$407,386			$316,773
Stockholders’ equity	35,634			34,514

Total Liabilities and Stockholders’
Equity	$443,020			$351,287

Net interest earnings		$3,362			$2,997

Net yield on interest earning assets			3.42%			3.74%
Interest rate spread			3.17%			3.44%